As filed with the Securities and Exchange Commission on May 9, 1997.
                                                           Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

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                              TEJAS GAS CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              76-0263364
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

      1301 MCKINNEY ST., SUITE 700
             HOUSTON, TEXAS                                         77010
(Address of Principal Executive Offices)                         (Zip Code)

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                TEJAS GAS CORPORATION EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

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                                P. ANTHONY LANNIE

              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              TEJAS GAS CORPORATION
                          1301 MCKINNEY ST., SUITE 700
                              HOUSTON, TEXAS 77010
                     (Name and address of agent for service)

                                 (713) 658-0509
          (Telephone number, including area code, of agent for service)

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                         CALCULATION OF REGISTRATION FEE

====================================================================================================

                                            Proposed       Proposed maximum
Title of securities        Amount to be  maximum offering  aggregate offering       Amount of
 to be registered          registered   price per share (1)    price (1)        registration fee (3)
----------------------------------------------------------------------------------------------------
Common Stock, par
  value $.25 per share (2)   950,000        $44.1875            $41,978,125         $12,720.64
----------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rules 457(c) and (h) solely for purposes of computing the registration fee and based upon the average of the high and low sales prices reported on the New York Stock Exchange Composite Tape on May 6, 1997.

(2) Includes the preferred stock purchase rights associated with the Common
    Stock.

(3) As no separate consideration is payable for the preferred stock purchase rights associated with the Common Stock, the registration fee for such securities is included in the fee for the Common Stock.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus to which this Registration Statement relates is a combined prospectus that also relates to the following Registration Statements on Form S-8: Reg. No. 33-54946 previously filed by the registrant on November 24, 1992 and Reg. No. 33-31724 previously filed by the registrant on October 25, 1989.

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
                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

            Note: The document(s) containing the information concerning the Tejas Gas Corporation Employee Stock Option Plan, as amended and restated effective January 1, 1997 (the "Plan"), required by Item 1 of Form S-8 and the statement of availability of registrant information, Plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

            As has been the case with all securities registered under the Securities Act of 1933, as amended (the "Securities Act"), for issuance under the Plan, pursuant to Rule 416 under the Securities Act, the securities registered hereby are deemed to cover any additional shares of Common Stock, par value $.25 per share, of Tejas Gas Corporation issued or issuable as a result of a stock split, stock dividend or similar transaction relating to the securities registered hereby.

                                     I-1
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                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

            This Registration Statement on Form S-8 is filed to register for issuance pursuant to the Plan the number of additional securities of the registrant set forth on the cover page hereof. Two prior registration statements (Registration Nos. 33-54946 and 33-31724) have previously been filed with respect to securities issuable under the Plan. In accordance with General Instruction E to Form S-8, the contents of said Registration Statements, as amended, are incorporated herein by reference.

ITEM 3.INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

            The following documents, which the registrant, Tejas Gas Corporation (the "Company"), has filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0- 17389), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

            (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

            (2) The description of the Company's common stock, par value $0.25 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed on December 3, 1992, as amended by Forms 8-A/A filed on September 17, 1993 and March 18, 1994, as such Registration Statement may be further amended from time to time for the purpose of updating, changing or modifying such description; and

            (3) The description of the Company's preferred stock purchase rights associated with the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on November 14, 1994, as such Registration Statement may be amended from time to time for the purpose of updating, changing or modifying such description.

            All documents filed by the Company with the Commission pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

            Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Article Ninth of the Company's Charter provides that to the fullest extent that the General Corporation Law of the State of Delaware permits the limitation or elimination of the liability of directors, no director of the Company shall be personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law
(1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for any willful or negligent declaration of an unlawful dividend, stock purchase or redemption or (4) for any transaction from which the director derived any improper personal benefit.

            Article Tenth of the Company's Charter provides that the Company shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was a director or officer of the Company, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or alleged action in any other capacity while serving as a director, officer, employee or agent, to the maximum extent authorized by the General Corporation Law of the State of Delaware.

            Section 15.1 of the Plan provides that the Company shall indemnify each person who was or is a member of (i) the Committee appointed by the Board of Directors to administer the Plan or (ii) the Board of Directors against any loss, cost, liability or expense incurred in connection with any proceeding resulting from any action taken or any failure to act under the Plan by such person.

            Section 145 of the General Corporation Law of the State of Delaware authorizes the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys' fees) in connection with defending any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if such officer or director shall not have been adjudged liable to the corporation, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.

            The Company has purchased a liability insurance policy covering its directors and officers against certain losses.

            The above discussion of the Company's Charter, the Plan and Section 145 of the General Corporation Law of Delaware is intended to be only a summary and is qualified in its entirety by the full text of each of the foregoing.

ITEM 7.EXEMPTION FROM REGISTRATION CLAIMED.

            Not Applicable.

ITEM 8.EXHIBITS.

Exhibit

NUMBER                  DOCUMENT DESCRIPTION

*4.1          - Certificate of Incorporation of Tejas Gas Corporation (filed as
              Exhibit 3.1 to Tejas Gas Corporation's Registration Statement on Form S-1, Registration No. 33-24697).

*4.2 - Certificate of Amendment to Certificate of Incorporation of Tejas Gas Corporation dated May 12, 1993 (filed as Exhibit 4.3 to Tejas Gas Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).

*4.3 - By-laws of Tejas Gas Corporation (filed as Exhibit 3.2 to Tejas Gas Corporation's Registration Statement on Form S-1, Registration No. 33-24697).

*4.4          - Specimen Stock Certificate for Common Stock (filed as Exhibit
              4.4 to Tejas Gas Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).

*4.5 - Tejas Gas Corporation Employee Stock Option Plan as amended and restated effective January 1, 1997 (filed as Exhibit 10.2 to Tejas Gas Corporation's Annual Report on Form 10-K for the year ended December 31, 1996).

23            - Consent of Deloitte & Touche LLP, independent auditors.

24            - Powers of Attorney.
------------------------
   *  Incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

              (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

                        (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 9, 1997.

                                       TEJAS GAS CORPORATION

                                       By: /s/ JAY A. PRECOURT
                                               Jay A. Precourt
                                               Vice Chairman of the Board,
                                               Chief Executive
                                               Officer and President

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 9, 1997.

       SIGNATURE                                 TITLE

           *                            Chairman of the Board
    Frederic C. Hamilton

/s/ JAY A. PRECOURT                     Vice Chairman of the Board, Chief
    Jay A. Precourt                       Executive Officer and President
                                          (Principal Executive Officer)

/s/ JAMES W. WHALEN                     Senior Executive Vice President, Chief
    James W. Whalen                       Financial Officer and Treasurer
                                          (Principal Financial and Accounting
                                           Officer)

           *                            Director
    Charles C. Gates

           *                            Director
    Arthur L. Kelly

           *                            Director
    A. J. Miller

           *                            Director
    Robert G. Stone, Jr.

           *                            Director
    Ronald F. Walker

*By: /s/ JAMES W. WHALEN
         James W. Whalen
         Attorney-in-fact

                                  EXHIBIT INDEX

EXHIBIT NO.                         DESCRIPTION                         PAGE NO.

*4.1 - Certificate of Incorporation of Tejas Gas Corporation (filed as Exhibit 3.1 to Tejas Gas Corporation's
              Registration Statement on Form S-1, Registration No.
              33-24697).

*4.2          - Certificate of Amendment to Certificate of
              Incorporation of Tejas Gas Corporation dated May 12, 1993 (filed as Exhibit 4.3 to Tejas Gas Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).

*4.3 - By-laws of Tejas Gas Corporation (filed as Exhibit 3.2 to Tejas Gas Corporation's Registration Statement on Form S-1, Registration No. 33-24697).

*4.4          - Specimen Stock Certificate for Common Stock (filed as
              Exhibit 4.4 to Tejas Gas Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).

*4.5 - Tejas Gas Corporation Employee Stock Option Plan as amended and restated effective January 1, 1997 (filed as Exhibit 10.2 to Tejas Gas Corporation's Annual Report on Form 10-K for the year ended December 31, 1996).

23 - Consent of Deloitte & Touche LLP, independent auditors.

24            - Powers of Attorney.
------------------------
   *  Incorporated herein by reference.